Exhibit 10.1

MORNINGSTAR, INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

(Effective May 14, 2021)

I. INTRODUCTION

1.1          Purposes. The purposes of the Amended and Restated Morningstar, Inc. 2011 Stock Incentive Plan are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and consultants or other independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2          Certain Definitions.

“Agreement” shall mean any written or electronic agreement, contract, or other instrument evidencing an award hereunder between the Company and the recipient of such award, which may, but need not, be executed or acknowledged by both the Company and the recipient.

“Applicable Law” shall mean any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any award.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code (to the extent necessary for purposes of Outstanding Qualified Performance-Based Awards) and (iii) “independent” within the meaning of the rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, no par value, of the Company, and all rights appurtenant thereto.

“Company” shall mean Morningstar, Inc., an Illinois corporation, or any successor thereto.

“Director” shall mean a member of the Board, as constituted from time to time.

“Effective Date” shall have the meaning set forth in Section 5.1.

“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any parent of the Company or any Subsidiary.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the last trading day prior to the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the last trading day prior to the date as of which such value is being determined or, if there shall be no reported transactions on the date prior to the date as of which such value is being determined, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.2(b)(ii).

“Mansueto Holder” shall mean Joe Mansueto, his spouse, parents, siblings or descendants (whether by birth, adoption or marriage), and any trustee or custodian for and on behalf of any the foregoing or any partnership, corporation, limited liability company or other business entity wholly owned, directly or indirectly, by any of the foregoing.

“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Qualified Performance-Based Award” shall have the meaning set forth in Section 5.15.

“Participant” shall mean an eligible person who has been granted an award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may be based on the attainment of one or any combination of the following corporate-wide or subsidiary, division, operating unit or individual measures, or such other performance criteria as may be selected by the Committee, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes and amortization (EBITA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders' equity; stock price; return on common shareholders' equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; debt-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Committee after taking into account Applicable Law.

“Plan” shall mean the Morningstar, Inc. 2011 Stock Incentive Plan, as herein amended and restated and as may be further amended from time to time.

“Prior Plan” shall mean the Morningstar, Inc. 2004 Stock Incentive Plan, as amended, or any other plan maintained by the Company under which equity compensation awards are outstanding as of the Effective Date.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

“Subsidiary” shall mean any present or future corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Awards” means awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines. Substitute Awards may be granted on such terms as the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, notwithstanding limitations on awards in the Plan.

“Tax-Related Items” shall have the meaning set forth in Section 5.5.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock Award” shall mean an award of Common Stock that is not subject to any vesting conditions.

1.3          Administration. This Plan shall be administered by the Committee. Subject to any Applicable Law, any authority granted to the Committee may also be exercised by the Board, in which case, references to the Committee in the Plan and any applicable Agreement shall be deemed to refer to the Board.

(a)               Grant of Awards under the Plan. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock Awards, and (iv) Performance Units.

(b)               Powers of the Administrator. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of options or SARs, the number of Restricted Stock Units or the number or value of Performance Units subject to such an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level or (v) any other terms, conditions or vesting requirements of awards are waived in whole or in part. Further, the Committee has authority to determine whether, to what extent, and under what circumstances an award may be settled in, or the purchase price of an award may be paid in, cash, shares of Common Stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. The Committee shall also make all other decisions and determinations that may be required pursuant to the Plan or as it deems necessary or advisable to administer the Plan. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

(c)               Delegation. Subject to Applicable Law, the Committee may delegate some or all of its power and authority hereunder to the Executive Chairman, Chief Executive Officer, or other executive officer of the Company as the Committee deems appropriate, except with regard to the selection for participation in this Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Director or other person. References to the Committee in the Plan and any applicable Agreement shall include any such duly appointed delegate of the Committee. No member of the Committee, and neither the Executive Chairman, Chief Executive Officer, nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and the Executive Chairman, Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4          Eligibility. Participants in this Plan shall consist of such Employees, Non-Employee Directors, consultants or other independent contractors, and persons expected to become Employees, Non-Employee Directors, consultants or other independent contractors of the Company or its Subsidiaries (conditioned upon, and effective not earlier than, such person becoming such a service provider of the Company or a Subsidiary, as applicable), as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, and except as otherwise provided for in an Agreement, references to employment shall include service as a Non-Employee Director or independent contractor and periods during which a Participant is on an approved leave of absence.

1.5          Shares Available and Award Limits.

(a)               Share Reserve. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the aggregate number of shares of Common Stock which shall be available for all awards under this Plan shall be equal to the sum of (i) 1,050,000 shares of Common Stock, plus (ii) the number of shares of Common Stock which, as of the Effective Date, remain available for issuance under the Plan, plus (iii) certain shares of Common Stock subject to awards under the Plan or a Prior Plan as of the Effective Date, as described below in this Section 1.5(a), up to a maximum of 4,126,042, all of which shares may be issued upon the exercise of Incentive Stock Options. To the extent that shares of Common Stock subject to an outstanding option, SAR or Stock Award granted under the Plan or granted under or governed by a Prior Plan are not issued or delivered by reason of (A) the expiration, termination, cancellation or forfeiture of such award, (B) the settlement of such award (or a portion thereof) in cash or (C) the conversion of such shares of Common Stock to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, then such shares of Common Stock shall again be available under this Plan.

Notwithstanding anything to the contrary herein, the following shares of Common Stock shall not be added to the shares authorized for grant under this Section 1.5(a) and shall not be available for future grants of awards under the Plan: (w) shares tendered by an optionee or withheld by the Company in payment of the purchase price of an option; (x) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; (y) Shares subject to SARs that are not issued in connection with the stock settlement of the SARs on exercise thereof; and (z) shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of Common Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 1.5(a), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(b)               Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(c)               Award Limits. Subject to adjustment as provided in Section 5.7 and all other limits set forth in this Section 1.5, including the share limit on all awards available under this Plan, (i) the maximum number of shares of Common Stock that may be issued pursuant to Unrestricted Stock Awards during any fiscal year of the Company shall be 10,000, (ii) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000; (iii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, and (iv) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be USD 10,000,000.

(d)               Substitute Awards; Acquired Plans. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under Section 1.5(a) and shares of Common Stock subject to such Substitute Awards shall not be added to the shares of Common Stock available for awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such awards shall not be added to the shares of Common Stock available for awards under the Plan as provided above); provided that awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

1.6          Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares of Common Stock and the maximum cash value of any other award granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to such Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed USD 700,000; provided, however, that the foregoing limit shall be increased by USD 200,000 as the Board may deem necessary to compensate a Non-Employee Director for service on a special purpose committee or for other special or extraordinary service, as determined in the discretion of the members of the Board excluding any Non-Employee Directors receiving such additional compensation. For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the shareholders of the Company.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1          Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that the Committee may grant options intended to qualify as Incentive Stock Options only to Employees of the Company or any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently USD 100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to Employees, Directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)               Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option. Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares of Common Stock subject to such option may be less than the Fair Market Value per share on the date of grant; provided that the purchase price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

(b)               Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)               Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction.

(d)               Automatic Exercise. The Committee may provide in an Agreement or otherwise for the automatic exercise of an option if (i) on the last day of the term of the option the Fair Market Value of a share of Common Stock exceeds the purchase price of the option, (ii) the optionee has not exercised the option and (iii) the option has not expired, such that the option shall be deemed to have been exercised by the optionee on such day, with payment of the purchase price and any applicable withholding taxes made by withholding shares of Common Stock otherwise issuable in connection with the exercise of the option or by such other payment or withholding method as may be approved by the Committee.

(e)               Dividend Equivalents. No dividend equivalents shall be payable with respect to options.

2.2          Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)               Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of a SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR. Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the base price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

(b)               Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. If (subject to compliance with Section 409A of the Code) an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)               Method of Exercise. An SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) by executing such documents as the Company may reasonably request.

(d)               Dividend Equivalents. No dividend equivalents shall be payable with respect to SARs.

2.3          Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company or a Subsidiary of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement, subject to Section 1.3(b).

2.4          No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the terms of outstanding options or SARs may not be amended, and action may not otherwise be taken without shareholder approval, to: (a) reduce the purchase price or base price of outstanding options or SARs, (b) cancel outstanding options or SARs in exchange for options or SARs with a purchase price or base price that is less than the purchase price or base price of the original options or SARs, or (c) replace outstanding options or SARs with other awards or cash at a time when the purchase price or base price of such options or SARs is higher than the Fair Market Value of a share of Common Stock.

III. STOCK AWARDS

3.1          Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

3.2          Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)               Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)               Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company or a Subsidiary during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company or a Subsidiary during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)               Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)               Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, such that in no event shall a holder of a Restricted Stock Award receive payment of dividends, dividend equivalents or other distributions in any form prior to the vesting of such Restricted Stock Award (or applicable portion thereof). The value of dividends, dividend equivalents and other distributions payable with respect to Restricted Stock Awards that do not vest shall be forfeited.

3.3          Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)               Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)               Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company or a Subsidiary during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company or a Subsidiary during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)               Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents or the deemed reinvestment of any such dividend equivalents, with respect to the number of shares of Common Stock subject to such award; provided, however, that in no event shall a Restricted Stock Unit Award provide for the Participant’s receipt of payment of dividends or dividend equivalents in any form prior to the vesting of such Restricted Stock Unit (or applicable portion thereof) and any such dividend equivalents with respect to Restricted Stock Units shall therefore be subject to the same restrictions as such Restricted Stock Units. The value of dividends, dividend equivalents and other distributions payable with respect to Restricted Stock Units that do not vest shall be forfeited. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4          Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company or Subsidiary of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement, subject to Section 1.3.

IV. PERFORMANCE UNIT AWARDS

4.1          Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2          Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)               Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)               Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)               Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock, subject to compliance with Section 409A of the Code) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company. No dividend equivalents shall be payable with respect to Performance Unit Awards.

4.3          Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company or a Subsidiary of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1          Effective Date and Term of Plan. The Plan, as in effect prior to the Effective Date, was originally approved by the shareholders of the Company at the Company’s 2011 annual meeting of shareholders. This Plan, as amended and restated by the Board on February 23, 2021, shall be submitted to the shareholders of the Company for approval at the Company’s 2021 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of shareholders, shall become effective as of such shareholder approval date (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after February 23, 2021.

5.2          Amendments. The Board may amend, suspend, or discontinue this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by Applicable Law, any rule of the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment, suspension or discontinuation may materially impair the rights of a holder of an outstanding award without the consent of such holder unless required or appropriate to comply with Applicable Law.

5.3          Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.

5.4          Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution. Notwithstanding the foregoing, to the extent expressly permitted in the Agreement relating to such award or otherwise approved by the Committee, a Participant residing in the U.S. may be able to transfer an award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant and, if valid under Applicable Law, a Participant residing in the U.S. may, in the sole discretion and manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any award upon the Participant’s death. For the avoidance of doubt, awards granted to Participants residing outside the U.S. are not transferable to Permitted Transferees and a Participant residing outside the U.S. may not designate beneficiaries with respect to awards granted to the Participant under the Plan. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5          Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the Participant of any applicable U.S. federal, state, local and non-U.S. taxes, as well as any social insurance or social security contributions and any other applicable taxes or charges which may be required to be withheld or paid in connection with such award (collectively, “Tax-Related Items”). An Agreement may provide that (a) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value as of the date the tax withholding liability is determined (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a Participant, in the amount necessary to satisfy any such Tax-Related Items obligation or (b) the Participant may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a Participant, in either case equal to the amount necessary to satisfy any such obligation, (iv) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii), in each case to the extent set forth in the Agreement relating to the award. Unless otherwise determined by the Committee, shares of Common Stock to be delivered or withheld shall be limited to the number of whole shares of Common Stock that have a Fair Market Value on the Tax Date sufficient to cover the aggregate amount of such Tax-Related Items, determined based on the maximum statutory withholding rates in the Participant’s applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes (or such other rate as may be required to avoid adverse accounting consequences). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

5.6          Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act, and the rules and regulations thereunder.

5.7          Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the shares and awards available under this Plan as set forth under Section 1.5 (including, without limitation, the aggregate number and class of securities available under this Plan, the number and class of securities available for grants of Unrestricted Stock Awards, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, and the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8          Change in Control. (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)       require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii)       require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7;

(iii)       require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; and/or

(iv)       take such other action as the Board deems appropriate, in its sole discretion.

(b)               A “Change in Control” of the Company means the occurrence of any of the following events:

(i)       The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, any Mansueto Holder, any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)       The consummation of a reorganization, merger, consolidation of the Company, statutory share exchange or similar form of corporate transaction involving the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (a) the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or (b) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction; or

(iii)        a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

5.9          Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10        No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11        Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12        Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13        Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, including, without limitation, for purposes of facilitating compliance with foreign laws and regulations, easing the administration of the Plan outside the United States and providing tax-favorable treatment of awards granted to eligible Employees outside the United States; and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, supplements, appendices or subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has Employees.

5.14        Clawback. Notwithstanding any other provision of the Plan, all compensation awarded under the Plan is subject to recovery or other penalties pursuant to (a) any policy, guideline or Board committee charter adopted by the Company as may be amended from time to time for reasons related to fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its Subsidiaries or affiliates or similar considerations, whether or not such policy or guideline was in place at the time of grant of an award (and such requirements shall be deemed incorporated into this Plan without the consent of the Participant), (b) any clawback provision set forth in an applicable Agreement, and (c) any Applicable Law, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any applicable stock exchange listing rule adopted pursuant thereto. By accepting an award under the Plan, the Participant agrees to such recovery or other penalties.

5.15        Outstanding Qualified Performance-Based Awards. All provisions of the Plan governing Outstanding Qualified Performance-Based Awards that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the Effective Date. Further, the amendment or restatement of the Plan as of the Effective Date shall not affect the terms and conditions of any Outstanding Qualified Performance Based-Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 5.15, “Outstanding Qualified Performance-Based Award” means any award granted prior to the Effective Date that is outstanding as of the Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.

5.16        Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee and notwithstanding any other provision of the Plan, awards under the Plan are intended to satisfy the requirements of, or meet an exclusion or exemption from, Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of termination of employment with respect to an award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be made on the earlier to occur of the Participant’s death or the date that is six months and one day following his or her termination of employment or service or at such other date set forth in an award Agreement and in compliance with Code Section 409A(a)(2)(B)(i). Further notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A of the Code in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 5.8(b) must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Agreement, payment of such award will be made on the award’s original payment schedule or, if earlier, upon the death of the Participant. Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of awards under the Plan.